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                                                                    Exhibit 23.1

                         [BDO SEIDMAN, LLP LETTERHEAD]



CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Source Information Management Company
St. Louis, Missouri

We hereby consent to the incorporation by reference in the Registration Statement Form S-8 (No. 333-16039) of The Source Information Management Company (the Company) of our report dated April 16, 1999, relating to the consolidated financial statements of the Company appearing in the Company's Annual Report on Form 10-KSB as of and for the year ended January 31, 1999.




St. Louis, Missouri                               BDO Seidman, LLP
June 8, 1999